Exhibit 10.2

CERTAIN INFORMATION IDENTIFIED BY “[***]” HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

PURCHASE AND SALE AGREEMENT

AND JOINT ESCROW INSTRUCTIONS

THIS PURCHASE AND SALE AGREEMENT AND JOINT ESCROW INSTRUCTIONS (“Agreement”) is made and entered into as of July 7, 2026 (the “Effective Date”), by and between PLUG POWER INC., a Delaware corporation (“Plug Power”) and PLUG PROJECT HOLDING CO., LLC, a Delaware limited liability company (“Holding Company” and together with Plug Power, individually and collectively, as applicable, the “Seller”), and STREAM U.S. DATA CENTERS, LLC, a Texas limited liability company (the “Purchaser”). Seller and Purchaser may be referred to individually as a “Party” and may be collectively referred to as the “Parties.”

RECITALS

A.            Holding Company is the fee owner of certain real property totaling approximately 66.316 gross acres located in the City of Graham, the County of Young (the “County”), Texas, which parcel is more particularly depicted on Exhibit A-1 attached hereto (the “Land”) and described on Exhibit A-2. Holding Company is in the process of applying for ownership of certain electrical interconnection infrastructure (the “Interconnection Infrastructure”) to be located on the Land, which is intended to accommodate the delivery of electrical power through up to a 164 MW load interconnection with Oncor Electric Delivery Company LLC (“Oncor”), as further described on Exhibit A-2.

B.            Seller is in negotiations with respect to a load interconnection queue position (the “Interconnection Queue Position”) with Oncor, administered through the Electric Reliability Council of Texas (“ERCOT”).

C.            Seller desires to sell and convey to Purchaser and Purchaser desires to purchase and acquire from Seller, all of Seller’s right, title, and interest in the following:

i.              The Land, together with the Interconnection Infrastructure to the extent established as of Closing, the existing construction trailer located on the Land, and all improvements located thereon and all rights, privileges, easements, and appurtenances benefiting the Land, including, without limitation, any easements, rights of way or other appurtenances, licenses, hereditaments and privileges used or connected with the beneficial use or enjoyment of the Land and the Interconnection Infrastructure (the Land, the Interconnection Infrastructure, and all such rights, privileges, easements and appurtenances are sometimes collectively hereinafter referred to as the “Real Property”);

ii.             All fixtures, equipment, machinery, inventory, and other tangible personal property located on or used in connection with the Real Property (collectively, the “Equipment”), as listed on Exhibit A-3;

iii.            All development rights, entitlements, permits, governmental approvals, licenses, and any other intangible property rights to the extent the same benefit and appertain solely to the Real Property, the Equipment, or the Interconnection Infrastructure, as listed on Exhibit A-4 (collectively, the “Intangible Personal Property”), to the extent the same are transferable to Purchaser;

iv.            All leases, leaseback agreements, licenses, development agreements, incentive agreements, use agreements, easements, memoranda of understanding, and any other occupancy, possession, or use agreements or arrangements, including any agreements with Nextera, Tenaska or any other parties required to build, own and operate the grid point of interconnection for the Plug Power development, or any other agreement, in the case of all of the foregoing to which Seller is a party or by which Seller or the Real Property is bound, in each case relating to the use, occupancy, operation, development, or enjoyment of any portion of the Real Property, including all amendments, modifications, renewals, extensions, guaranties, side letters, and related agreements, as set forth on Exhibit A-5 (collectively, the “Agreements”); and

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v.             Without any warranty of title thereto and without any other representation or warranty whatsoever, and on a non-exclusive basis, in and to any and all personal rights of the Seller as to any causes of action, whether in tort, contract, or rights granted by law, as the owner of the Real Property against any tenant, contractor, or other person responsible for any (i) damage to the Real Property, (ii) breach of any warranty related to the Real Property, or (iii) affirmative obligation related to the Real Property arising while Seller or its predecessors in title owned the Real Property (collectively, the “Seller’s Property Claims”). The Real Property, the Equipment, the Intangible Personal Property, and the Seller’s Property Claims are sometimes collectively hereinafter referred to as the “Property.”

AGREEMENT

NOW, THEREFORE, in consideration of the terms, covenants, and conditions hereof, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties hereby agree as follows:

1.             Purchase and Sale. Upon and subject to the terms and conditions set forth in this Agreement, Seller agrees to sell and convey the Property to Purchaser and Purchaser agrees to purchase the Property.

2.	Purchase Price of the Property; Earnout Payment.

2.1.          The total purchase price for the Property (the “Purchase Price”) is Fifty Million Dollars ($50,000,000). On or before the Closing Date (hereinafter defined), Purchaser shall deposit the Purchase Price, as adjusted, with Nations Land Services (the “Title Company”) by means of a confirmed wire transfer through the Federal Reserve System.

2.2.          In addition to the consideration due in accordance with Section 2.1, Seller shall also be entitled to an additional cash payment of (i) $26,500,000 based on an agreed reference capacity of 164 MW, multiplied by (ii) a fraction, the numerator of which is the MW load established in the binding Interconnection Facilities Extension Agreement (“IFEA”) with respect to the Property, and the denominator of which is 164 (any such payment actually due and so adjusted, the “Earnout Payment”) in accordance with Section 2.3. For the avoidance of doubt, the Earnout Payment shall increase or decrease on a pro rata basis to reflect the MW load established in such IFEA. Purchaser shall make any such Earnout Payment, if and when due, by wire transfer of immediately available funds to the Title Company designated by Seller pursuant to Section 2.1, unless Seller provides notice to Purchaser in advance of a different account designation, and shall distribute such Earnout Payment to the Seller within ten (10) Business Days of receipt of the Earnout Notice as described in Section 2.3. Any Earnout Payment made shall be deemed an adjustment to the Purchase Price for all purposes except to the extent required by applicable law.

2.3.          Promptly after the date a binding IFEA is executed with respect to the Property establishing an Interconnection Queue Position with Oncor administered through ERCOT, Seller shall deliver to Purchaser written notice (the “Earnout Notice”) thereof, including the IFEA and specifying the MW load established in such IFEA and the related Earnout Payment, if any, shall be due and payable as provided in Section 2.2.

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2.4.          Each of Purchaser and its agents shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to Seller or any other person such amounts as each of Purchaser and its agents are required to deduct and withhold under any tax law with respect to the making of such payment. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the person in respect of whom such deduction and withholding was made.

2.5.          The provisions of this Section 2 shall survive Closing and delivery and recordation of the Deed (hereinafter defined) for twelve months (12) from Closing.

3.	Earnest Money Deposit.

3.1.          In accordance with that certain Letter of Intent Re: Acquisition of Plug Power’s Graham, Texas Project (the “LOI”), dated November 7, 2025, the Purchaser deposited Five Hundred Thousand Dollars ($500,000.00) (the “Deposit”) confirmed by wire transfer through the Federal Reserve System on November 19, 2025. Title Company invested the Deposit in an insured interest-bearing account (the “Escrow Account”). All interest earned on the Deposit shall accrue to the benefit of the Party entitled to the Deposit upon disbursement.

3.2.          The Deposit, including any interest thereon, shall be applied to the Purchase Price at the Closing.

3.3.          Notwithstanding anything in this Agreement to the contrary, One Hundred Dollars ($100.00) of the Deposit (the “Independent Consideration”) shall be paid to Seller and considered completely nonrefundable to Purchaser in all events, it being the intent of the Parties to recognize that such amount has been bargained for and agreed to as independent consideration for Purchaser’s exclusive right to purchase the Property and the Inspection Period (as hereinafter defined) provided hereunder, and for Seller’s execution and delivery of this Agreement.

4.	Closing Adjustments.

4.1.          Nondelinquent general and special real property taxes and assessments, usual water charges, deed tax payable by reason of the consummation of the transaction contemplated herein and association charges for the Property for the fiscal year in which the Closing occurs shall be apportioned between the Parties as of 11:59 p.m. Central Standard Time on the day immediately preceding the Closing Date based upon the most recent information available to the Parties and shall be deducted from or added to the Purchase Price due at the Closing. Purchaser shall be responsible for the payment of rollback taxes, if any.

4.2.          Seller shall pay the cost of the Title Policy (as defined in Section 5.4). The cost of the extended portion of the Title Policy and any endorsements to the Title Policy shall be paid by Purchaser unless requested by Seller and approved by Purchaser in its sole discretion in connection with the cure of any title objection pursuant to Section 5.1. Each Party shall pay one-half (1/2) of Title Company’s escrow fee or termination charge. Each Party shall pay the fees of its counsel in connection with the preparation and negotiation of this Agreement. Purchaser shall pay for the costs of its Investigative Activities (hereinafter defined). Except as expressly set forth herein, all costs and fees associated with the sale of the Property as set forth herein shall be paid by the Parties in accordance with customary practices in the County, including the custom that all transfer taxes shall be paid by Seller.

4.3.          The provisions of this Section 4 shall survive Closing and delivery and recordation of the Deed (hereinafter defined).

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5.	Title Information and Review.

5.1.          Promptly following the Effective Date, (a) Purchaser shall obtain and deliver to Seller a commitment for issuance of a title policy for the Real Property and copies of all underlying title documents described therein (collectively, the “Commitment”) issued by Title Company, and (b) Seller will deliver to Purchaser existing title policies and surveys that include all or any part of the Real Property in its possession or control (the “Existing Title Work”). Purchaser shall have until 11:59 p.m. Central Standard Time on the date that is three (3) days prior to the expiration of the Inspection Period (the “Interim Date”) to provide written notice (the “Title Notice”) to Seller and Title Company of any matters shown by the Commitment or the Survey (hereinafter defined) which are not satisfactory to Purchaser. If Seller has not received such Title Notice from Purchaser by the Interim Date, then Purchaser shall be deemed to have approved of the condition of title to the Real Property (excluding Mandatory Cure Items). If Purchaser timely delivers a Title Notice, then no later than 11:59 p.m. Central Standard Time on the date that is two (2) days following the Interim Date (the “Seller’s Response Date”), Seller may deliver, in its sole and absolute discretion, written notice to Purchaser and Title Company identifying which disapproved items Seller shall undertake to cure or not cure (“Seller’s Response”); provided, however, that, except with respect to liens secured by deeds of trust or mortgages securing loans made to Seller, mechanics’ liens arising from the actions of Seller, judgment liens of an ascertainable amount against Seller, delinquent real property taxes, any other monetary liens encumbering the Real Property resulting from Seller’s actions on the Property, and any title exceptions, encumbrances and other matters intentionally or knowingly placed by Seller or suffered to exist by Seller on the Real Property after the Effective Date without Purchaser’s prior written consent (collectively, herein “Mandatory Cure Items”), which Seller agrees to have removed or insured over in a manner reasonably acceptable to Purchaser on or before the Closing Date, Seller shall have no obligation to expend or agree to expend any funds, to undertake or agree to undertake any obligations or otherwise to cure or agree to cure any title objections unless Seller explicitly agrees to do so in this Agreement or in the Seller’s Response, if any. If Seller does not deliver a Seller’s Response on or before the Seller’s Response Date, then Seller shall be deemed to have elected to not remove or otherwise cure any exceptions disapproved by Purchaser other than any Mandatory Cure Items. Except for Mandatory Cure Items, all matters shown in the Commitment and the Survey which Seller has not agreed to remove or otherwise cure prior to the expiration of the Inspection Period shall be deemed to be approved by Purchaser. Notwithstanding anything in this Agreement to the contrary, Seller shall in all events be obligated to remove, pay and/or satisfy prior to or at Closing, and regardless of whether Purchaser makes objection thereto, all Mandatory Cure Items unless otherwise agreed to by Purchaser and Seller in writing.

5.2.          If additional exceptions arising after the date of Title Company’s Commitment are identified and disclosed by Title Company affecting the Real Property (other than those created by or with the written consent of Purchaser) that are not set forth in the Commitment or in the Survey, then Purchaser shall have ten (10) days after the date it receives an amendment or supplement to the Commitment or an updated Survey (the “Supplemental Interim Date”) revealing any new matter affecting the Real Property (“Supplemental Commitment or Survey”), to provide written notice (the “Supplemental Title Notice”) to Seller of any such additional matters shown by the Supplemental Commitment or Survey which are not satisfactory to Purchaser. If Seller has not received such written notice from Purchaser by the applicable Supplemental Interim Date, then such silence shall be deemed Purchaser’s approval of the subject Supplemental Commitment or Survey. Within five (5) Business Days of receipt of a Supplemental Title Notice, Seller shall deliver written notice to Purchaser and Title Company identifying which disapproved items (other than Mandatory Cure Items) Seller shall undertake to cure or not cure (“Seller’s Supplemental Response”). If Seller does not deliver a Seller’s Supplemental Response within said five (5) Business Day period, then Seller shall be deemed to have elected to not remove or otherwise cure any exceptions disapproved by Purchaser in Purchaser’s Supplemental Title Notice. If Seller elects, or is deemed to have elected, not to remove or otherwise cure an exception disapproved in Purchaser’s Supplemental Title Notice, Purchaser shall have until five (5) Business Days after receipt of Seller’s Supplemental Response (or the date Seller is deemed to have made an election) to notify Seller and Title Company, in writing, of Purchaser’s election to either waive the objection or terminate this Agreement and the escrow. If Seller and Title Company have not received written notice from Purchaser within such period of time, then Purchaser shall be deemed to have waived its objection and to proceed with the transaction contemplated herein.

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5.3.          Purchaser shall, at its expense, cause the preparation of an ALTA/NSPS survey of the Real Property (as may be supplemented or amended, the “Survey”). The Survey shall be subject to Purchaser’s approval prior to the Interim Date. If the Survey, or any update of the Survey reveals matters unacceptable to Purchaser, Purchaser may treat this as an unsatisfactory title matter or new matter affecting the Real Property to be resolved in accordance with Section 5.1 or 5.2, respectively. Purchaser shall provide a copy of any Survey received by Purchaser to Seller.

5.4.          Provided that this Agreement has not otherwise been terminated and Purchaser is not then in material default, Purchaser’s obligation to proceed to Closing shall be expressly conditioned upon the irrevocable commitment by Title Company to issue an Owner’s Policy of Title Insurance (Form T-1) (the “Title Policy”) showing fee simple title to the Land vested solely in Purchaser with liability equal to the Purchase Price, subject only to the Permitted Exceptions (hereinafter defined), all in the form and with endorsements agreed upon by Purchaser and Title Company prior to the expiration of the Inspection Period. Notwithstanding anything to the contrary contained in this Agreement, Seller shall furnish to Title Company an owner’s affidavit, gap indemnity and a mechanics lien indemnity agreement, in the form customarily required by Title Company, as needed to enable Title Company to issue such Title Policy without any exception for parties-in-possession or mechanics’ liens. For purposes of this Agreement, the “Permitted Exceptions” shall mean only those matters set forth in the Commitment, any Supplemental Commitment and the Survey approved (or deemed approved) by Purchaser, and any matters affecting title as a result of any actions or omissions by Purchaser or otherwise approved by (or deemed approved by) Purchaser in accordance with the terms of this Agreement; provided, however, in no event shall any Mandatory Cure Items be Permitted Exceptions unless otherwise agreed to in writing by and between Seller and Purchaser.

6.	Inspection Period.

6.1.          Purchaser shall have until 11:59 p.m. Central Standard Time on July 25, 2026, or an earlier date as mutually agreed the Parties (such period, the “Inspection Period”), to satisfy itself, in its sole and absolute discretion concerning, all aspects of the ownership, condition and development of the Property including, without limitation, the right of Purchaser to physically inspect the Property and review the items listed on Schedule 6.1 and located in the Data Room (hereinafter defined) provided to Purchaser (collectively, the “Investigation Materials”). Seller shall deliver to Purchaser the Investigation Materials within three (3) Business Days after the Effective Date, to the extent such items are within Seller’s possession or control and not previously delivered to Purchaser in the electronic data room (the “Data Room”) for the Property. Within three (3) days of Purchaser’s request for additional materials relating to the Property, Seller shall deliver to Purchaser copies of all such materials to the extent such materials are within Seller’s possession or control. Seller shall provide to Purchaser any documents described in this Section 6.1 and coming into Seller’s possession or control or produced by Seller after the initial delivery above and shall continue to provide same during the pendency of this Agreement.

6.2.          Notwithstanding anything to the contrary, Purchaser shall have the right to expedite the expiration of the Inspection Period and the Closing Date by providing written notice to Seller of its desire to so expedite, in which case the Closing shall occur on the date that Purchaser specifies in the notice. For the avoidance of doubt, Purchaser may exercise this right at its sole discretion upon determining that it has sufficiently mitigated risks relating to entitlements, Seller’s representations and warranties, capital readiness, or any other matters relevant to Purchaser’s transaction risk profile, and Seller shall be obligated to proceed to Closing on the accelerated schedule identified in Purchaser’s notice.

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7.	Access, Inquiry and Exclusivity.

7.1.          During the pendency of this Agreement, Seller agrees that Purchaser and its representatives, employees, surveyors, agents, independent contractors, and consultants (collectively, the “Purchaser’s Representatives”) shall have the non-exclusive right to enter upon the Property upon reasonable advance notice to Seller (which shall be no less than twenty-four (24) hours’ notice), for the purpose of performing and conducting invasive inspections, investigations, tests, studies or analysis, with the prior consent of Seller, and non-invasive inspections, investigations, tests, studies, or analysis required by Purchaser in its sole discretion (the “Early Access Right”), including, but not limited to: (a) the installation of test piles, borings, probes, trenches, or other subsurface or geotechnical exploratory work necessary to evaluate soil suitability, subsurface conditions, foundational requirements, and all associated structural, environmental, or engineering conditions for Purchaser’s proposed development of the Property; (b) all other inspections, investigations, tests, studies, surveys, environmental assessments, engineering studies, surveys, archeological studies, biological studies, utilities and constraints studies, hydrology studies, and any other matters Purchaser deems reasonably necessary to evaluate the development of the Property ((a) and (b), collectively, the “Investigative Activities”). This right of entry is expressly subject to and shall be conducted in accordance with the following terms and conditions:

7.1.1.        Permits: Purchaser shall be solely responsible for the cost of and obtaining any and all governmental permits or consents necessary to conduct the Investigative Activities upon the Property.

7.1.2.        Performance of Work: In performing the Investigative Activities, Purchaser shall: (a) comply with all applicable laws; (b) use commercially reasonable efforts not to unreasonably interfere with Seller’s operations, if any; (c) pay when due all labor and materialmen’s bills arising as a result of Purchaser’s activities; and (d) keep the Property free and clear of liens resulting from the Investigative Activities.

7.1.3.        Restoration of the Property: Following the completion of Purchaser’s Investigative Activities, Purchaser shall repair and restore the Property to a condition as close as reasonably possible to the condition it was in at the time of the commencement of the right of entry, reasonable wear and tear and the acts of Seller excepted. Nothing in this Section 7 shall require Purchaser to remediate, treat, encapsulate, remove, transport or otherwise handle any hazardous or toxic materials not first placed on the Property by Purchaser or Purchaser’s Representatives. Notwithstanding anything to the contrary in this Agreement, in the event the transaction contemplated by this Agreement does not Close, Purchaser shall be responsible for the repair and restoration of the Property to a condition as close as reasonably possible to the condition at the commencement of the right of entry, reasonable wear and tear and the acts of Purchaser excepted.

7.1.4.        Insurance: Prior to entry upon the Property, Purchaser shall deliver to Seller evidence reasonably satisfactory to Seller that Purchaser has obtained commercial general liability insurance in an amount of not less than $5,000,000.00, provided that the foregoing insurance limit may be met with the combination of primary and umbrella insurance liability coverage. Such insurance policy shall name Seller as an additional insured and any property manager of Seller disclosed to Purchaser in writing as an additional insured, with respect to the Property and any entry onto or Investigative Activities on or about the Property by Purchaser and all of Purchaser’s Representatives (and any others entering onto the Property for or at the request of Purchaser while this Agreement remains in effect). Purchaser may meet the insurance requirements set forth in this Section 7.1.4 pursuant to commercial insurance, self-insurance, alternative risk financing techniques, or any combination of the foregoing.

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7.1.5.        Indemnification: Purchaser hereby covenants and agrees, to the extent permitted by law, to hold harmless and indemnify Seller from and against any and all third party, including Purchaser’s Representatives, liabilities, claims, demands, damages or causes of action, including, but not limited to, reasonable attorneys’ fees and out-of-pocket third-party costs (collectively, “Claims”), to the extent resulting from the exercise of the right of entry herein granted to Purchaser and the Investigative Activities undertaken by Purchaser and Purchaser’s Representatives upon the Property; provided, however, that Purchaser shall not be obligated to indemnify or hold Seller harmless from any Claims arising out of or relating to any: (i) grossly negligent acts or omissions of Seller, its agents or representatives; (ii) hazardous or toxic materials not first placed on the Property by Purchaser; or (iii) matters merely discovered by Purchaser or Purchaser’s Representatives, but not originally caused by any of Purchaser or Purchaser’s Representatives. Purchaser also hereby indemnifies Seller from Claims suffered or brought by Purchaser’s Representatives arising from their entry onto the Property and performance of the Investigative Activities, except to the extent the same are due to the gross negligence or willful misconduct of Seller, its employees, agents, or representatives. The indemnification contained in this Section 7.1.5 shall survive the Closing and delivery of the Deed or the earlier termination of this Agreement and shall constitute a separate and distinct remedy apart from Section 13.

Seller agrees to cooperate reasonably and in good faith with Purchaser’s Investigative Activities, which cooperation shall include, without limitation, ensuring that Purchaser and Purchaser’s Representatives have access to the Property at all reasonable times during the pendency of this Agreement to perform such Investigative Activities as are required by Purchaser in its reasonable commercial discretion subject to the terms and provisions of this Agreement.

7.2.           TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, AND EXCEPT FOR SELLER’S EXPRESS COVENANTS, REPRESENTATIONS AND WARRANTIES IN THIS AGREEMENT, AND ANY LIMITED WARRANTIES OF TITLE CONTAINED IN THE DEED EXECUTED BY SELLER AND DELIVERED AT THE CLOSING (COLLECTIVELY, THE “SELLER’S WARRANTIES”), THIS SALE IS MADE AND WILL BE MADE WITHOUT REPRESENTATION, COVENANT, OR WARRANTY OF ANY KIND (WHETHER EXPRESS, IMPLIED, OR, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, STATUTORY) BY SELLER. AS A MATERIAL PART OF THE CONSIDERATION FOR THIS AGREEMENT, PURCHASER AGREES TO ACCEPT THE PROPERTY ON AN “AS IS” AND “WHERE IS” BASIS, WITH ALL FAULTS, AND WITHOUT ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, ALL OF WHICH SELLER HEREBY DISCLAIMS. EXCEPT FOR SELLER’S WARRANTIES, NO WARRANTY OR REPRESENTATION IS MADE BY SELLER AS TO FITNESS FOR ANY PARTICULAR PURPOSE, MERCHANTABILITY, QUALITY, CONDITION, ABSENCE OF LATENT OR PATENT DEFECTS, ABSENCE OF HAZARDOUS OR TOXIC SUBSTANCES, ABSENCE OF FAULTS, FLOODING, OR COMPLIANCE WITH LAWS AND REGULATIONS INCLUDING, WITHOUT LIMITATION, THOSE RELATING TO HEALTH, SAFETY, AND THE ENVIRONMENT. PURCHASER ACKNOWLEDGES THAT PURCHASER HAS ENTERED INTO THIS AGREEMENT WITH THE INTENTION OF MAKING AND RELYING UPON ITS OWN INVESTIGATION OF THE PHYSICAL, ENVIRONMENTAL, ECONOMIC USE, COMPLIANCE, AND LEGAL CONDITION OF THE PROPERTY AND THAT PURCHASER IS NOT NOW RELYING, AND WILL NOT LATER RELY, UPON ANY REPRESENTATIONS AND WARRANTIES MADE BY SELLER OR ANYONE ACTING OR CLAIMING TO ACT, BY, THROUGH OR UNDER OR ON SELLER’S BEHALF CONCERNING THE PROPERTY OTHER THAN THE SELLER’S WARRANTIES.

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WITH RESPECT TO THE FOLLOWING ITEMS, PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT, EXCEPT FOR A BREACH OF SELLER’S WARRANTIES, SELLER SHALL NOT HAVE ANY LIABILITY, OBLIGATION OR RESPONSIBILITY OF ANY KIND AND THAT SELLER HAS MADE NO REPRESENTATIONS OR WARRANTIES OF ANY KIND EXCEPT FOR THE SELLER’S WARRANTIES:

1.	THE CONTENT OR ACCURACY OF ANY REPORT, STUDY, OPINION OR CONCLUSION OF ANY SOILS, TOXIC, ENVIRONMENTAL OR OTHER ENGINEER OR OTHER PERSON OR ENTITY WHO HAS EXAMINED THE PROPERTY OR ANY ASPECT THEREOF;

2.	THE CONTENT OR ACCURACY OF ANY OF THE ITEMS (INCLUDING, WITHOUT LIMITATION, THE INVESTIGATION MATERIALS) DELIVERED TO PURCHASER PURSUANT TO PURCHASER’S REVIEW OF THE CONDITION OF THE PROPERTY; OR

3.	THE CONTENT OR ACCURACY OF ANY PROJECTION, FINANCIAL OR MARKETING ANALYSIS OR OTHER INFORMATION GIVEN TO PURCHASER BY SELLER OR REVIEWED BY PURCHASER WITH RESPECT TO THE PROPERTY.

PURCHASER IS A SOPHISTICATED PURCHASER OF REAL ESTATE AND IS, OR WILL BE AS OF THE CLOSING, FAMILIAR WITH THE REAL PROPERTY AND ITS SUITABILITY FOR PURCHASER’S INTENDED USE. THE PROVISIONS OF THIS SECTION 7.2 SHALL SURVIVE INDEFINITELY ANY CLOSING OR TERMINATION OF THIS AGREEMENT AND SHALL NOT BE MERGED INTO THE DOCUMENTS EXECUTED AT CLOSING.

7.3.           Exclusivity. From the Effective Date and continuing through the Closing Date, Seller and any third parties acting on behalf of Seller shall not: (a) market or advertise all or any portion of the Property; (b) respond to any inquiries or offers with respect to the sale or lease of all or any portion of the Property; (c) issue or solicit a letter of intent or other expression of interest with respect to the sale, exchange, lease or transfer of all or any portion of the Property; (d) provide any information concerning the sale, exchange, lease or transfer of all or any portion of the Property to any third parties; (e) negotiate or enter into any agreement pertaining to the sale, exchange, lease or transfer of all or any portion of the Property with any third parties; or (f) allow any individuals, other than Purchaser or Purchaser’s Representatives, to conduct any Investigative Activities on any portion of the Property.

7.4.	Obligations of Seller Prior to Closing.

7.4.1.        On or prior to the Closing Date, Seller shall not unreasonably withhold, condition, or delay any consents or approvals required from Seller to enable Purchaser and Purchaser’s Representatives to communicate, negotiate, and enter into agreements directly with Oncor, ERCOT, and any other applicable utility providers regarding the assignment, transfer, or establishment of utility infrastructure and related rights necessary for the development and operation of the Property.

7.4.2.        To the extent such items are within the possession or control of Seller, Seller shall provide or make available the following documents to Purchaser not later than two (2) days prior to Closing:

(a)            A list of all necessary authorizations, licenses, permits, consents, filings, registrations, exemptions, and other approvals of federal, state or local governmental entities, agencies, or bodies, and all other persons or entities, if any, required to construct, provide utilities to, operate and own the Property (collectively, the “Governmental Approvals”).

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(b)            To the extent required by any Governmental Approvals obtained (or required to be obtained) by Seller under this Section 7.4.2, reasonable documentary evidence, in form and substance reasonably acceptable to Purchaser, that the applicable governmental entity, agency or body has consented (or will, upon transfer, consent), to the transfer of such Governmental Approval to Purchaser.

7.4.3.        From and after the Effective Date and prior to the Closing Date, Seller shall not, without Purchaser’s prior written consent (not to be unreasonably withheld, conditioned or delayed), enter into any new lease, easement, license, service contract, utility agreement, or other agreement that would materially affect the use, occupancy, operation, or value of the Property; provided, however, that Seller may enter into non-material agreements in the ordinary course of business that do not adversely affect Purchaser’s intended use of the Property.

8.              Conditions Precedent. If this Agreement has not previously been terminated, Purchaser’s obligations to proceed with the Closing under this Agreement are conditioned upon satisfaction of the following on or prior to the Closing Date unless an earlier date is indicated (“Conditions Precedent”):

8.1.           All representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects as of the Closing Date, with the same effect as if those representations and warranties were made at and as of the Closing Date.

8.2.           As of the Closing Date, Seller shall not be in material default in the performance of any material covenant or agreement to be performed by Seller under this Agreement including delivery of any of Seller’s closing deliverables as contemplated herein.

8.3.           As of the Closing Date, no final, non-appealable action by ERCOT, the Public Utility Commission of Texas, or Oncor Electric Delivery Company LLC shall have occurred that results in Seller’s Interconnection Queue Position being reclassified to any later classification than Batch 1 such that the projected interconnection service delivery date is extended by more than twelve (12) months.

8.4.           There shall be no litigation, action, suit, proceeding, or investigation pending or threatened relating to or affecting the Property or the Seller which prohibits, restrains, enjoins, or otherwise prevents the performance of this Agreement by Seller, and no order, judgment, injunction, decree, or ruling of any court or governmental authority shall be in effect that prohibits, restrains, or enjoins the consummation of the transactions contemplated by this Agreement.

8.5.           The Land shall consist of one (1) or more legal parcels capable of being conveyed to Purchaser.

8.6.           Seller shall be unconditionally prepared to convey, transfer, and assign to Purchaser all of Seller’s right, title, and interest in and to the Intangible Personal Property, free and clear of all liens, claims, security interests, mortgages, pledges, charges, and other encumbrances. Seller shall take all actions necessary prior to Closing to ensure that Seller holds good and transferable title to all Intangible Personal Property to be assigned to Purchaser at Closing.

8.7.           Seller shall be unconditionally prepared to convey to Purchaser good, marketable, and insurable title to the Real Property, subject only to the Permitted Exceptions, and Title Company shall be unconditionally and irrevocably committed in writing to issue the Title Policy to Purchaser in accordance with the terms of this Agreement, subject only to the Permitted Exceptions, and free and clear of all liens, claims, security interests, mortgages, pledges, charges, or other encumbrances other than the Permitted Exceptions.

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8.8.	Intentionally Deleted.

8.9.           Seller shall take all actions necessary to discharge any encumbrances not constituting Permitted Exceptions prior to or at Closing, including ensuring that: (i) all suppliers, contractors, and vendors have been fully paid for any work, materials, or services relating to the Property; and (ii) no local, state, or governmental agency has filed or maintains any lien, claim, or assessment against the Property or its assets.

8.10.	Intentionally Deleted.

8.11.	Intentionally Deleted.

8.12.         As of the Closing Date, Seller shall be current in the payment of all real estate taxes and any other tax obligations or assessments relating to the Property, through and including the Closing Date.

In the event that any of the Conditions Precedent are not satisfied by the Closing Date (other than due to a default by Seller, in which case the terms of Section 14 shall govern) but in no event later than the Outside Closing Date (hereinafter defined), then Purchaser, at its sole election, may either (i) cause this Agreement to terminate by giving notice of such termination to Seller and to Title Company, and the Parties shall thereafter be released from all obligations hereunder (except for those obligations that explicitly survive termination), or (ii) waive the Condition Precedent; provided, however, in the event Purchaser terminates this Agreement pursuant to clause (i) of the preceding sentence as a result of the Seller failing to satisfy one or more Condition Precedents under Sections 8.1, 8.2, 8.5, 8.6, 8.7, 8.9, 8.12, or 8.13 by the Closing Date, then Purchaser may proceed under Section 13.3(i), Section 13.3(ii) or Section 13.3(iii).

9.	Utility Infrastructure and Entitlements; Letters of Credit.

9.1.           From the Effective Date and continuing through the Closing Date, Seller shall not interfere with Purchaser or Purchaser’s Representatives in actively pursuing entitlements, permits, and governmental approvals required for Purchaser’s proposed development.

9.2.           In connection with the Interconnection Infrastructure, Seller has made or intends to make two (2) security payments made to Oncor, which may take the form of either cash payments to Oncor (any such payment, an “Oncor Security Payment”) or outstanding letters of credit issued in favor of beneficiary (any such letter of credit, a “Letter of Credit”).

9.2.1.        If the right to receive reimbursement or a refund with respect to any Oncor Security Payment is transferred to Purchaser or Purchaser otherwise receives reimbursement or a refund with respect to any Oncor Security Payment, Seller shall have the option in its sole discretion to determine to adjust the Purchase Price to be increased by the amount of such Oncor Security Payment, in which case the total Purchase Price shall be considered so adjusted for all purposes of this Agreement. This provision shall survive the termination of this Agreement until all Oncor Security Payments are refunded or reimbursed, or otherwise the Purchase Price adjusted, according to the foregoing sentence.

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9.2.2.        Following Closing, Purchaser shall use commercially reasonable efforts to cause each outstanding Letter of Credit to be returned, cancelled or otherwise released in favor of Seller as promptly as reasonably practicable. If any such Letter of Credit has not been returned, cancelled or released prior to the execution of the IFEA, Purchaser shall pay to Seller at such time an amount equal to any proceeds of such Letter of Credit that have been drawn, applied or otherwise used for the benefit of the Property after Closing. The parties acknowledge that such payment is intended to allocate to Purchaser the economic benefit of any such draw and not to impair the underlying obligations supported by such Letter of Credit.

9.3.           Representations and Warranties of Seller. Each Seller warrants and represents, as to itself, to Purchaser as follows (which warranties and representations shall be deemed to be remade by Seller to Purchaser as of the Closing Date):

9.3.1.        Holding Company is the fee owner of the Land and is a limited liability company duly organized, validly existing and in good standing under the laws of Delaware and has the requisite power and authority to enter into this Agreement and perform its obligations hereunder. Plug Power is a corporation duly organized, validly existing and in good standing under the laws of Delaware and has the requisite power and authority to enter into this Agreement and perform its obligations hereunder.

9.3.2.        The execution and delivery of this Agreement by Seller and the performance by Seller of its obligations under this Agreement have been duly and validly authorized by all necessary action on the part of Seller. This Agreement has been duly and validly executed and delivered by Seller and constitutes the legally valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles relating to or limiting creditors’ rights generally. To Seller’s knowledge, the execution and delivery by Seller of this Agreement and each instrument or agreement referenced herein, which required Seller’s signature, and the performance by Seller of its obligations hereunder and thereunder, will not (i) conflict with or result in any breach of any provision of Seller’s organizational documents; (ii) constitute a material breach under any other contract or agreement to which Seller is a party or which affects Seller, the Property or any portion thereof; (iii) require any filing with, or any permit or approval from, any third party; (iv) violate any judgment or order applicable to Seller or the Land; or (v) violate any law applicable to Seller or the Land.

9.3.3.        Seller has provided true, correct, and complete copies of all Investigation Materials in Seller’s possession, and to the extent any Investigation Materials are copies, each such document is an accurate and complete replica of the original.

9.3.4.        There is no pending or, to Seller’s knowledge, threatened litigation or other legal or administrative claim affecting the Land or any portion thereof.

9.3.5.        Seller is not a “foreign person” as that term is defined in Section 1445 of the Internal Revenue Code of 1986, as amended, and applicable regulations.

9.3.6.        Other than Purchaser and Seller, no party has any option, contract, right of first offer, right of first refusal, or other agreement with respect to a purchase or sale of the Real Property or any portion thereof or any interest therein which currently remains in effect.

9.3.7.        There is no pending or, to Seller’s knowledge, threatened condemnation or similar proceedings or special assessments of any nature affecting the Real Property, or any part thereof, and Seller has received no written notice regarding any potential or threatened taking, condemnation or similar event affecting all or any portion of the Real Property.

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9.3.8.        To Seller’s knowledge, there is not any violation of applicable federal, state, and local laws, statutes, ordinances, codes and covenants, conditions and restrictions of record, including, but not limited to, zoning, environmental protection, health, and the rules and regulations of any authority having jurisdiction over the Real Property, or any portion thereof which remains uncured.

9.3.9.        To the best of Seller’s knowledge, Seller has not used Hazardous Materials on, from, or affecting the Real Property, or any portion thereof, in any manner which violates federal, state, or local laws, ordinances, rules, regulations, or policies governing the use, storage, treatment, transportation, manufacture, refinement, handling, production, or disposal of Hazardous Materials. For purposes of this Agreement, “Hazardous Materials” includes any explosive, hazardous or toxic substance, or related materials as defined in any applicable governmental law, ordinance, rule, or regulation.

9.3.10.      Seller and its financial institutions (i) have not been designated as a “specifically designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http://www.treas.gov/offices/enforcement/ofac/sdn/t11sdn.pdf or at any replacement website or other replacement official publication of such list, and (ii) are currently in compliance with and will at all times during the term of this Agreement (including any extension thereof) remain in compliance with the regulations of the Office of Foreign Asset Control of the Department of the Treasury and any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action relating thereto.

9.3.11.      Other than the Agreements, except as expressly assumed by or transferred to Purchaser in writing and with Purchaser’s consent, there are no contracts, warranties, guaranties, or other agreements (whether written or oral, express or implied) relating to, running with, binding upon, or otherwise affecting the Property, including, without limitation, any (a) service, operating, or supply contracts; (b) maintenance, repair, or management agreements; (c) equipment warranties or guaranties (whether manufacturer's, contractor's, or otherwise); (d) leases, licenses, or occupancy agreements; or (e) brokerage, commission, or similar agreements, in each case that would be binding upon Purchaser or the Property, or that would impose any obligation or liability on Purchaser, from and after the Closing Date. To Seller's knowledge, all of the Agreements are in full force and effect, and Seller is not in material default thereunder, and, except as expressly assumed by Purchaser in writing pursuant to this Agreement (including the Agreements), each such contract, warranty, guaranty, or other agreement (other than the Agreements) shall be terminated by Seller at or prior to the Closing Date at Seller's sole cost and expense, with no continuing liability or obligation to Purchaser.

9.3.12.      All suppliers, contractors, and vendors have been fully paid for any work performed, materials furnished, or services provided in connection with the Property. There are no outstanding invoices, retainage amounts, or claims for payment, and no mechanic’s liens, materialman’s liens, or similar claims have been filed or threatened against the Property.

9.3.13.      No local, state, or federal governmental authority, agency, or instrumentality has filed, recorded, or asserted any lien, claim, charge, encumbrance, or assessment of any kind against the Property and there are no pending or, to Seller’s knowledge, threatened actions, proceedings, or investigations that could result in such liens, claims, or assessments.

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9.3.14.      Seller is conveying or assigning to Purchaser all of Seller's right, title and interest in and to the assets, properties and rights owned by Seller and relating primarily to the development, ownership, operation, use and maintenance of the Property.

If any change in condition or circumstances renders any of the foregoing warranties or representations of Seller inaccurate in any material respect between the date hereof and the Closing, Seller shall promptly deliver written notice to Purchaser of such change. If such change is the result of a material default under this Agreement by Seller or Seller’s fraud, then the Parties shall proceed in accordance with Section 14.3. If, however, such change is not the result of a material default under this Agreement by Seller or Seller’s fraud, then Purchaser shall have the right to either (a) waive such inaccuracy and proceed to the Closing, or (b) terminate this Agreement and the Deposit shall immediately be remitted to Purchaser by Title Company, with no additional consent, approval or other documentation required from either Party.

10.            Representations and Warranties of Purchaser. Purchaser warrants and represents to Seller as follows (which warranties and representations shall be deemed to be remade by Purchaser to Seller as of the Closing Date):

10.1.         Purchaser is a limited liability company duly organized, validly existing and in good standing under the laws of Texas and has the requisite power and authority to enter into this Agreement and perform its obligations hereunder.

10.2.         The execution and delivery of this Agreement by Purchaser and the performance by Purchaser of its obligations under this Agreement have been duly and validly authorized by all necessary action on the part of Purchaser. This Agreement has been duly and validly executed and delivered by Purchaser and constitutes the legally valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles relating to or limiting creditors’ rights generally. The execution and delivery by Purchaser of this Agreement and each instrument or agreement referenced herein, which required Purchaser’s signature, and the performance by Purchaser of its obligations hereunder and thereunder, will not (i) conflict with or result in any breach of any provision of Purchaser’s organizational documents; (ii) constitute a breach under any other contract or agreement to which Purchaser is a party or which affects Purchaser; (iii) require any filing with, or any permit or approval from, any third party; (iv) violate any judgment or order applicable to Purchaser; or (v) violate any law.

11.            Closing. Subject to satisfaction of all of the Conditions Precedent and the other terms and conditions of this Agreement, the consummation of the purchase and sale of the Property shall take place remotely through the office of Title Company (“Closing”) on the date that is five (5) days after the later to occur of (i) the expiration of the Inspection Period, and (ii) the satisfaction of the Conditions Precedent, unless another date is agreed to by the Parties in writing (the “Closing Date”), which shall be July 31, 2026 (the “Outside Closing Date”). Notwithstanding the foregoing, if any notice requirement or cure period is applicable under this Agreement and is running as of the Outside Closing Date, the Outside Closing Date may be extended for the duration of such notice or cure period upon the mutual consent of the Parties. If the Closing has not occurred on or before the Outside Closing Date, then either Seller or Purchaser may terminate this Agreement by written notice to the other Party and to Title Company. Upon such termination, any potential refund of the Deposit shall be governed by Section 8 and Section 13 of this Agreement.

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11.1.	As set forth below, prior to the Closing:

11.1.1.      At least five (5) Business Days prior to the Closing Date, Title Company shall deliver to each Party for approval a proposed settlement statement (“Settlement Statement”).

11.1.2.      Seller shall, at least seven (7) days prior to Closing, deliver to Purchaser Uniform Commercial Code (UCC) search results, dated not earlier than seven (7) days prior to the Closing Date.

11.1.3.      On or before the Closing Date, Seller shall execute and deliver to Title Company the following:

(a)            Such internal assignments as necessary to convey the Property free and clear;

(b)            A duly executed and acknowledged Special Warranty Deed in the form attached as Exhibit B (“Deed”) dated as of the Closing Date, subject only to the Permitted Exceptions and an affidavit of value (signed by Seller or Title Company);

(c)            A duly executed Assignment and Bill of Sale dated as of the Closing Date in the form attached as Exhibit C (“Assignment”);

(d)            All documentation necessary to effectuate the assignment to Purchaser of all Intangible Personal Property;

(e)            A properly completed Internal Revenue Service Form W-9 for each Seller;

(f)             Such agreements or statements concerning claims for mechanic’s liens, possessory interests or otherwise as may be reasonably required by Title Company in order to issue the Title Policy, including extended coverage;

(g)            Any sales or real property transfer tax declarations or other disclosures or reports as are required by state or local law, executed by Seller as required by such laws;

(h)            Any and all other instruments and documents as may be reasonably requested by Title Company in order to complete the transaction herein provided for and to carry out the intent and purposes of this Agreement; and

(i)             Such documentary and other evidence as may be reasonably required or requested by Title Company evidencing the status and capacity of Seller and the authority of the person or persons who are executing the various documents on behalf of Seller in connection with this Agreement.

11.1.4.      On or before the Closing Date, Purchaser shall deliver to Title Company the following:

(a)            Any and all other instruments and documents as may be reasonably requested by Title Company in order to complete the transaction herein provided for and to carry out the intent and purposes of this Agreement;

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(b)            Such documentary and other evidence as may be reasonably required or requested by Title Company evidencing the status and capacity of Purchaser and the authority of the person or persons who are executing the various documents on behalf of Purchaser in connection with this Agreement; and

(c)            The Purchase Price due at Closing shall be delivered in accordance with the provisions of Section 2.

11.1.5.      On the Closing Date, when and only when (i) Title Company is unconditionally committed to issue the Title Policy to Purchaser, subject only to the Permitted Exceptions; (ii) Title Company is in possession of the Deed in recordable form and with an original notarized signature of Seller, along with all other documents listed in Section 11.1.3; (iii) Title Company is in possession of the Purchase Price along with all of the other documents listed in Section 11.1.4; (iv) Title Company is in possession of counterparts to the Settlement Statement approved by the Parties; and (v) Title Company is otherwise in a position to comply with the instructions received from Seller and Purchaser (including any supplemental instructions), Title Company shall notify Purchaser and Seller, and then Title Company shall immediately do the following in order:

(i)	Date all undated documents, if any, as of the Closing Date;

(ii)	Confirm that all documents have all exhibits attached;

(iii)	Record the Deed;

(iv)	Deliver the Assignment with the signature of Seller;

(v)           Deliver the Assignment and Assumption of Agreements set forth on Exhibit D attached hereto with the signature of Seller;

(vi)           Deliver the Purchase Price as set forth on the approved Settlement Statement to Seller. Immediately return the remainder of the funds received from Purchaser, if any, to Purchaser;

(vii)	Deliver a conformed copy of the Deed to Purchaser and Seller by electronic mail immediately after recording;

(viii)	Deliver the original of the recorded Deed to Purchaser;

(ix)	Arrange for Title Company to deliver the original Title Policy to Purchaser promptly following the Closing;

(x)            Seller shall deliver sole and exclusive possession of the Land to Purchaser as of the Closing subject only to the Permitted Exceptions; and

12.	Condemnation; Risk of Loss

12.1.         Notwithstanding anything to the contrary contained in this Agreement, if before the Closing (a) the Property (or any material portion thereof) shall be acquired, or any proceedings commenced to acquire the Property (or any such portion thereof), by authority of any governmental agency in the exercise of its power of eminent domain or by private purchase in lieu thereof, or (b) the Property (or any material portion thereof) is damaged or destroyed by fire or other casualty, Purchaser may elect, at its sole option, either (i) to terminate this Agreement by giving written notice of termination to Seller and Title Company within ten (10) Business Days after receiving written notice of such condemnation or casualty, in which case the Deposit shall be immediately returned to Purchaser, with no additional consent, approval or other documentation required from Seller, the escrow shall be canceled, and both Seller and Purchaser shall thereafter be released from all obligations hereunder (except for those obligations that explicitly survive termination), or (ii) to waive its right to terminate this Agreement and consummate the transaction contemplated hereby, in which case Seller shall assign to Purchaser at the Closing all of Seller’s right to receive the award, insurance proceeds, or other proceeds related to the Property, if any, payable as a result of such condemnation or casualty, or provide Purchaser with a credit at Closing for any such award or proceeds already received by Seller, and such condemnation or casualty and any consequences thereof shall constitute a Permitted Exception under this Agreement.

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12.2.         For purposes of this Section 12.2, the taking or casualty of a portion of the Property shall be deemed to involve a material portion thereof if (i) the amount of the condemnation award or insurance proceeds with respect to such taking or casualty shall exceed ten percent (10%) of the Purchase Price, (ii) the amount of land subject to the taking or casualty is greater than ten percent (10%) of the total area of the Land, or (iii) in Purchaser’s sole determination, such taking or casualty materially impairs Purchaser’s ability to develop and use the Property for its intended purpose.

13.            Defaults and Remedies. If any obligation hereunder is not performed as herein provided, there shall be the following remedies:

13.1.         In the event that Purchaser fails to perform any of the material covenants or agreements contained herein which are to be performed by Purchaser, Purchaser shall have five (5) Business Days after Seller delivers written notice of default to Purchaser within which to cure any default under this Agreement; provided, however, if Purchaser’s default is the failure to close this escrow when obligated, Purchaser shall have only one (1) Business Day after delivery of notice within which to cure the default. Seller’s notice shall describe the nature of Purchaser’s default in reasonable detail so that Purchaser is notified of the steps and actions Purchaser must effect to cure the default, and in the case of a default other than a failure to close this escrow when obligated, if the default cannot reasonably be cured within five (5) Business Days, Purchaser shall have such longer period as may be necessary to cure, so long as Purchaser commences to cure within the five (5) Business Day period and diligently pursues the cure to completion (up to a maximum of thirty (30) days). If Purchaser fails to cure the default within the applicable cure period, then Purchaser shall be in breach, in which event Seller’s sole remedy shall be to either (i) waive such default and proceed to Closing, or (ii) to terminate this Agreement by giving written notice of termination to Purchaser and Title Company, whereupon Title Company will disburse to Seller the Deposit with no additional consent, approval or other documentation required from Purchaser, which Seller shall retain as liquidated damages pursuant to Section 13.2.

13.2.         IF PURCHASER’S BREACH RESULTS IN A TERMINATION OF THIS AGREEMENT (AND IS NOT DUE TO SELLER’S ACTS OR OMISSIONS OR SELLER’S DEFAULT OR BREACH), SELLER’S DAMAGES WOULD BE EXTREMELY DIFFICULT AND IMPRACTICABLE TO ASCERTAIN. THE PARTIES HAVE DISCUSSED AND NEGOTIATED IN GOOD FAITH UPON THE QUESTION OF THE DAMAGES TO BE SUFFERED BY SELLER IN THE EVENT THIS AGREEMENT IS TERMINATED DUE TO PURCHASER BREACH AND HAVE ENDEAVORED TO REASONABLY ESTIMATE SUCH DAMAGES. THE PARTIES AGREE THAT, BY REASON OF THE AFORESAID CONSIDERATIONS: (i) SUCH DAMAGES ARE AND WILL BE IMPRACTICABLE OR EXTREMELY DIFFICULT TO FIX; (ii) THE LIQUIDATED DAMAGES IN THE AMOUNT OF THE DEPOSIT ARE AND WILL BE REASONABLE; (iii) IN THE EVENT OF SUCH BREACH, SELLER SHALL BE ENTITLED TO BE PAID AND RETAIN THE DEPOSIT IN SATISFACTION OF SUCH LIQUIDATED DAMAGES AS SELLER’S SOLE AND EXCLUSIVE REMEDY; AND (iv) IN CONSIDERATION OF THE PAYMENT OF SUCH LIQUIDATED DAMAGES, SELLER SHALL BE DEEMED TO HAVE WAIVED ANY AND ALL RIGHT TO SEEK OTHER RIGHTS OR REMEDIES AGAINST PURCHASER WITH RESPECT TO THE TERMINATION OF THIS AGREEMENT, INCLUDING WITHOUT LIMITATION, SPECIFIC PERFORMANCE. THE PAYMENT AND RETENTION OF THE DEPOSIT AS LIQUIDATED DAMAGES IS NOT INTENDED AS A FORFEITURE OR PENALTY BUT IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO SELLER.

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13.3.         In the event that Seller breaches a representation or warranty or fails to perform any of the material covenants or agreements contained herein which are to be performed by Seller, Seller shall have five (5) Business Days after Purchaser delivers written notice of default to Seller within which to cure any default under this Agreement; provided, however, if Seller’s default is the failure to close this escrow when obligated, Seller shall have only one (1) Business Day after delivery of notice within which to cure the default. If Seller fails to cure the default within the applicable cure period, then Seller shall be in breach, unless the applicable cure period is extended per agreement of the Parties hereto. In such event, Purchaser may, at its option and as its exclusive remedy, elect to (i) terminate this Agreement by giving written notice of termination to Seller whereupon (a) Title Company will return to Purchaser the Deposit, with no additional consent, approval or other documentation required from Seller; (b) Seller shall reimburse Purchaser for all out-of-pocket costs and expenses incurred by Purchaser in connection with the transactions contemplated by this Agreement, including, without limitation, due diligence expenses, legal expenses, and expenses in connection with preparations for Closing and enforcement of Seller’s obligations hereunder, up to a maximum amount of Five Hundred Thousand and No/100 Dollars ($500,000.00); and (c) both Purchaser and Seller will be relieved of any further obligations or liabilities hereunder, except for those obligations which expressly survive any termination hereof; or (ii) seek specific performance of this Agreement, provided that any suit for specific performance must be filed and commenced within ninety (90) days following Seller’s default, Purchaser waiving the right to bring suit at any later date, and Seller shall have no liability for any special, incidental, consequential, punitive or other damages; or (iii) waive its right to terminate this Agreement and consummate the transaction contemplated hereby, thereby waiving any claim against Seller and releasing Seller from any liability or obligations in connection therewith. Notwithstanding the foregoing, nothing contained in this Agreement shall limit Purchaser’s remedies at law, in equity or herein in the event (i) Seller shall convey the Property prior to the valid termination of this Agreement and as a result, the remedy of specific performance is unavailable to Purchaser, or (ii) Seller shall willfully or intentionally take any action to impair Purchaser’s right to specific performance. Purchaser’s sole rights in the event of a breach of any of Seller’s Warranties contained in this Agreement where such breach was actually discovered by Purchaser prior to Closing shall be as provided in this Section 13.3.

13.4.         Unless otherwise expressly stated in this Agreement, each of the representations and warranties contained in this Agreement shall survive the Closing and the execution and delivery of the Deed required hereunder for a period of twelve (12) months immediately following the Closing Date.

14.            Real Estate Commissions. Seller hereby represents and warrants to Purchaser that Seller has not contracted or entered into any agreement with any real estate broker, agent, finder or any other party in connection with this transaction, and that Seller has not taken any action which would result in any real estate broker’s, finder’s or other fees or commissions being due or payable to any other party with respect to the transaction contemplated hereby. Purchaser hereby represents and warrants to Seller that Purchaser has not contracted or entered into any agreement with any real estate broker, agent, finder or any other party in connection with this transaction, and that Purchaser has not taken any action which would result in any real estate broker’s, finder’s or other fees or commissions being due or payable to any other party with respect to the transaction contemplated hereby. Each Party agrees to indemnify, defend, protect and hold harmless the other Party from and against all liability, damage, loss, cost or expense (including reasonable attorneys’ fees) arising out of such Party’s breach of the representations and warranties set forth in this section, or out of such Party’s breach of its obligations to its respective broker. The provisions of this Section 14 shall survive Closing for a period of twelve (12) months.

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15.            Notices. All notices, demands, consents, approvals, requests or other communications which either of the Parties to this Agreement may desire or be required to give hereunder shall be in writing and shall be given by (i) personal delivery; (ii) electronic mail; or (iii) a nationally recognized overnight courier service, fees prepaid, addressed as follows:

Seller:	Plug Power

125 Vista Blvd.

Slingerlands, NY 12159

Attn: Office of General Counsel

Email: [***]

With copies to:	DLA Piper LLP (US)

1251 Avenue of the Americas

New York, New York 10020-1104

Attn: Raul Farias

Email: raul.farias@us.dlapiper.com

Purchaser:	Stream U.S. Data Centers, LLC

2001 Ross Avenue, Suite 500

Attn: Kent Watson

Email: [***]

with copies to:	Latham & Watkins LLP

1271 Avenue of the Americas

New York, New York 10020

Attn: Douglas Heitner; Mark Semotiuk

Email: douglas.heitner@lw.com; mark.semotiuk@lw.com

Title Company:	Nations Land Services

41 Madison Avenue, 21st Floor

New York, New York 10010

Attn: Ilya Soybelman

Email: [***]

Any Party may designate another addressee (and/or change its address) for notices hereunder by a notice given pursuant to this Section 15. A notice sent in compliance with the provisions of this Section 15 shall be deemed given on the date of receipt (or attempted delivery if delivery is refused), except that any notice sent via electronic mail shall be deemed given on the date sent (as evidenced by the sender’s “sent mail” mailbox and by the absence of a delivery failure message) if sent or transmitted prior to 11:59 p.m. Central Standard Time on a Business Day and, otherwise, on the next succeeding Business Day.

16.            Assignment. Seller may not assign this Agreement without the prior written consent of Purchaser. Purchaser may assign this Agreement at any time prior to the Closing Date with the prior written consent of Seller, which consent shall not be unreasonably withheld, conditioned or delayed; provided, however, that Purchaser may assign this Agreement without Seller’s consent to any affiliate of Purchaser. Notwithstanding any assignment of this Agreement by the original Purchaser hereunder, the original Purchaser shall remain liable for any and all obligations of Purchaser under this Agreement following the effective date of such assignment.

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17.            Further Assurances. Each Party shall from time to time execute and deliver such further instruments as the other Party or its counsel may reasonably request to effectuate the intent of this Agreement, including, but not limited to documents necessary for compliance with the laws, ordinances, rules, or regulations of any authority having jurisdiction over the Real Property.

18.            Survival and Conditions Precedent. Except as expressly provided in this Agreement, all agreements on the part of the Parties contained in this Agreement or any amendment or supplement hereto shall survive the Closing and delivery of the Deed and shall not be merged thereby.

19.            Severability. In the event that any provision herein contained which is not essential to the effectuation of the basic purpose of this Agreement is held to be invalid or void or contrary to any existing or future law by any court of competent jurisdiction, the same shall be deemed severable from the remainder of this Agreement and shall in no way affect any other provision herein contained which is valid. If such provision shall be deemed invalid due to its scope or breadth, such provision shall be deemed valid to the extent of the scope or breadth permitted by law.

20.            Dates. Unless otherwise expressly specified in this Agreement, in computing any period of time described in this Agreement, the day of the act or event after which the designated period of time begins to run is not to be included and the last day of the period so computed is to be included, unless such last day is a Saturday, Sunday or legal holiday under the laws of the City of Graham, Texas, in which event the period shall run until the end of the next day which is neither a Saturday, Sunday or legal holiday. Unless otherwise set forth in the Agreement, references to deadlines, including all dates and times shall mean 11:59 p.m. Central Standard Time. As used in this Agreement, “Business Day” shall mean any day which is not a Saturday, Sunday, or other day on which commercial banks are not open for business in the City of Graham, Texas.

21.            Interpretation. This Agreement is an agreement between financially sophisticated and knowledgeable parties, each of which has had the opportunity to be represented by counsel, and is entered into by the Parties in reliance upon the economic and legal bargains contained herein and shall be interpreted and construed in a fair and impartial manner without regard to such factors as the party who prepared (or caused the preparation of) this Agreement or the relative bargaining power of the Parties.

22.            Entire Agreement. This Agreement (including all Exhibits hereto) contains the entire agreement between the Parties relating to the transactions contemplated hereby, and all prior or contemporaneous agreements, understandings, representations, and statements, oral or written, are merged herein.

23.            Time of Essence. Time is of the essence of this Agreement and all of the terms, provisions, covenants, and conditions hereof.

24.            Captions; Pronouns; Rules of Construction. The captions appearing at the commencement of the sections hereof are descriptive only and for convenience in reference to this Agreement and shall in no way whatsoever define, limit, amplify or describe the scope or intent of this Agreement, nor in any way be used in interpreting the terms of this Agreement or affect this Agreement. Personal pronouns used herein shall be construed as though of the gender and number required by the context, and the singular shall include the plural and the plural the singular as may be required by the context. All references to “Sections” without reference to a document other than this Agreement, are intended to designate articles and sections of this Agreement, and the words “herein,” “hereof,” “hereunder,” and other words of similar import refer to this Agreement as a whole and not to any particular Section, unless specifically designated otherwise. The use of the term “including” shall mean in all cases “including but not limited to,” unless specifically designated otherwise. Any deletion of language from this Agreement prior to its execution by Purchaser and Seller shall not be construed to raise any presumption, canon of construction or implication, including, without limitation, any implication that the Parties intended thereby to state the converse of the deleted language.

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25.            Modification and Waiver. No modification, amendment, discharge or change of this Agreement shall be valid unless the same is in writing and signed by both Parties. No waiver shall be valid unless the same is in writing and signed by the Party against which the enforcement of such waiver is or may be sought. The waiver by a Party of any breach of this Agreement or of any full or partial condition for performance hereunder shall not operate or be construed to be a waiver of any subsequent breach or condition. There are no third-party beneficiaries to this Agreement.

26.            Joint Escrow Instructions. This Agreement shall constitute joint escrow instructions of the Parties to Title Company. The Parties shall execute such additional escrow instructions not inconsistent or in conflict with the terms hereof as may be required to fully effectuate the terms, covenants, and conditions hereof. In the event of any inconsistency or conflict between the terms of this Agreement and any such additional escrow instructions, the terms of this Agreement shall control. If Title Company is uncertain for any reason whatsoever as to its duties or rights hereunder or if there is a dispute or controversy between Seller and Purchaser about the Deposit, including without limitation Title Agent’s receipt of a notice of objection then notwithstanding anything to the contrary herein, Title Agent may continue to hold the Deposit or may place the Deposit into any court of competent jurisdiction or may decline to take any other action whatsoever. In the event the Deposit is deposited in a court by Title Agent pursuant to this Section 26, Title Company shall be entitled to rely upon the decision of such court. Seller and Purchaser acknowledge that Title Company is serving solely as an accommodation to the Parties hereto, and except for the gross negligence or willful misconduct of the Title Company, Title Company shall have no liability of any kind whatsoever arising out of or in connection with its activity as Title Company.

27.            Governing Law and Venue. The Parties hereby expressly agree that the terms and conditions hereof, and the subsequent performance hereunder, shall be governed by, and interpreted under, and construed and enforced in accordance with the laws of the jurisdiction in which the Real Property is located, without giving effect to any choice of law or conflict of law rules or provisions that would cause the application of the laws of any jurisdiction other than the laws of the jurisdiction in which the Real Property is located.

28.            Counterparts; Electronic Signatures. This Agreement and any amendments hereto may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original, but all such counterparts together shall constitute one and the same agreement binding on the Parties, notwithstanding that the Parties shall not have signed the same counterpart. The Parties hereto consent and agree that this Agreement may be signed and/or transmitted by electronic mail of a .PDF document or using electronic signature technology (e.g., via DocuSign or similar electronic signature technology), and that such signed electronic record shall be valid and effective to bind the Party so signing as a paper copy bearing such Party’s hand-written signature. The Parties further consent and agree that (i) to the extent a Party signs this Agreement using such electronic signature technology, by clicking “Sign” is signing this Agreement electronically, and (ii) the electronic signatures appearing on this Agreement, shall be treated, for purposes of validity, enforceability, and admissibility, the same as hand-written signatures.

29.            No Partnership or Joint Venture Created. Nothing in this Agreement shall be construed, deemed, or interpreted by the Parties or by any third person to create the relationship of principal and agent or of partnership, joint venture, or any other association other than that of seller-purchaser between the Parties.

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30.            Waiver of Jury Trial. TO THE FULLEST EXTENT PERMITTED BY LAW, THE PARTIES EXPRESSLY WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BROUGHT BY OR AGAINST EITHER OF THEM RELATING TO THIS AGREEMENT AND AGREE THAT ANY DISPUTE BE RESOLVED BY A JUDGE APPLYING APPLICABLE LAW.

31.            Attorneys’ Fees. In the event of any controversy, claim or dispute between the Parties affecting or relating to the subject matter or performance of this Agreement, the prevailing Party shall be entitled to recover from the non-prevailing Party all of its reasonable expenses, including reasonable attorneys’ fees and related costs.

32.            Joint and Several Obligations. Each Seller hereby agrees that all representations, warranties, covenants, indemnities, obligations, and liabilities of “Seller” under this Agreement shall be joint and several obligations of each Seller, regardless of which Seller holds record title to any portion of the Property or is a party to any underlying agreement, except to the extent this Agreement expressly allocates responsibility to a specific Seller.

33.	Confidentiality.

33.1.         Subject to the terms of this Section 33.1, Seller and Purchaser each agree that it shall (i) not disclose the other’s Confidential Information (hereinafter defined) to third parties; (ii) use and disclose the other’s Confidential Information solely for purposes of conducting the Investigative Activities; (iii) take reasonable steps to protect the other Party’s Confidential Information that are at least as protective as those it takes to protect its own Confidential Information; (iv) notify the other promptly upon discovery of any unauthorized use or disclosure of Confidential Information; and (v) cooperate with the other Party to help regain control of the Confidential Information and prevent further unauthorized use or disclosure of it. This Agreement does not grant any implied intellectual property licenses to any Confidential Information. For purposes of this Agreement, “Confidential Information” shall mean non-public information, know-how, and trade secrets in any form that is either marked “confidential” or a reasonable person knows or reasonably should understand to be confidential including without limitation Purchaser’s identity or the terms and conditions of this Agreement. Notwithstanding the foregoing, Confidential Information shall not include the following, however marked: (a) information that is, or becomes, publicly available without a breach of this Agreement; (b) information that was lawfully known to the receiver of the information without an obligation to keep it confidential; (c) information received from another source who can disclose it lawfully and without an obligation to keep it confidential; and (d) information that is independently developed.

33.2.         Notwithstanding anything in Section 34.1, above, to the contrary, either Party may disclose the other’s Confidential Information if required to comply with a court order or other government demand that has the force of law. Before doing so, each Party, when possible, must give the other Party enough prior written notice to provide a reasonable chance to seek a protective order. Further, each Party will comply with all export laws that apply to Confidential Information.

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33.3.         Each Party may disclose the other’s Confidential Information to its employees, contractors, advisors, and consultants (a “Permitted Party”), who may then disclose that Confidential Information to other Permitted Parties so long as those other Permitted Parties have a need to know about it for purposes of the Investigative Activities. Before doing so, each Party must (i) ensure that its affiliates and each of its Permitted Parties have been instructed to protect the Confidential Information on terms consistent with this Agreement; and (ii) accept responsibility for each Permitted Party’s use of Confidential Information. Neither Party shall be required to restrict work assignments of Permitted Parties who have had access to Confidential Information. Neither Party can control the incoming information the other will disclose while working together, or what each Party’s Permitted Parties will remember, even without notes or other aids. Each Party agrees that the use of information in their respective Permitted Parties’ unaided memories does not create liability under this Agreement or trade secret law, and each Party agrees to limit what it discloses to the other accordingly.

34.           Disclosures. By countersigning hereof, Purchaser acknowledges receipt of the disclosures attached hereto as Exhibit E.

[Signatures on Following Pages]

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SIGNATURE PAGE TO

PURCHASE AND SALE AGREEMENT

AND JOINT ESCROW INSTRUCTIONS

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date and year first above written.

SELLER:

PLUG POWER INC.,
a Delaware corporation

By:	/s/ Jose Luis Crespo
Name:	Jose Luis Crespo
Its:	President & CEO

PLUG PROJECT HOLDING CO., LLC,
a Delaware limited liability company

By:	/s/ Paul Middleton
Name:	Paul Middleton
Its:	CFO

[Signatures continue on following page]

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PURCHASER:

STREAM U.S. DATA CENTERS, LLC,
a Texas limited liability company

By:	/s/ Oisín Ó Murchú
Name:	Oisín Ó Murchú
Its:	Chief Development Officer

[SIGNATURE PAGE TO PURCHASE AND SALE AGREEMENT AND JOINT ESCROW INSTRUCTIONS]

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ACCEPTANCE BY TITLE COMPANY

The undersigned hereby agrees to act as Title Company pursuant to the foregoing Purchase and Sale Agreement and Joint Escrow Instructions (“Agreement”) dated as of July 7, 2026, by and between PLUG POWER INC., a Delaware corporation, PLUG PROJECT HOLDING CO., LLC, a Delaware limited liability company, and STREAM U.S. DATA CENTERS, LLC a Texas limited liability company. The undersigned has established Escrow No. [***] - TX pursuant to the terms thereof. Title Company agrees to comply with the instructions to Title Company contained in the Agreement.

[NATIONS LAND SERVICES]

By:	/s/ Ilya Soybelman
(Signature)

Name:	Ilya Soybelman
(Print Name)

Title:	Senior Underwriter
(Print Title)

Executed on:	July 6, 2026
(Print Date)

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